Exhibit 99.1

Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

Nephros Announces Results for Quarter Ended June 30, 2023

Second-Quarter Net Revenue of $3.5 Million, a 24% Increase Over 2022;
Year-to-Date Revenue Increases 45%; Maintains Positive Cash Flow Results

SOUTH ORANGE, NJ, August 9, 2023 – Nephros, Inc. (Nasdaq: NEPH), a leading water technology company providing filtration solutions to the medical and commercial markets, today announced financial results for the second quarter ended June 30, 2023.

Financial Highlights*

●	Net revenue from continuing operations of $3.5 million, an increase of 24%
●	Net loss from continuing operations of $0.4 million, compared to $0.7 million
●	Adjusted EBITDA from continuing operations of ($0.2 million), compared to ($0.4 million)

*Stated performance is relative to same period prior year (second quarter of 2022)

“Last quarter, Nephros achieved two significant milestones: positive cash flow and record quarterly revenue, representing a 71% year-over-year increase,” said Robert Banks, President and Chief Executive Officer. “I am pleased to report that in our second quarter, we maintained positive cash flow and delivered 24% revenue growth year-over-year. I credit much of our success to the implementation of focused sales strategies and solid execution by our dedicated team. Moving into the second half of the year, I look forward to continuing high growth rates.”

Andy Astor, interim Chief Financial Officer commented, “I am also pleased with our second-quarter financial results. Our core business is stronger than ever, and – coupled with our recent expense reductions – has kept us at cash flow positive status for another quarter. Additionally, gross margins continued to improve in Q2, increasing from 57% in the first quarter to 59% in the second quarter; and Active Customer Sites (ACS) increased to 1,427, a 6% year-over-year increase. We expect that net cash flow will remain strong, although it may fluctuate somewhat, due to working capital usage associated with high revenue growth. Overall, we are confident that the fundamentals of our business continue to improve, and that our increasing cash balances will be sufficient to fund the company for the foreseeable future.”

Financial Performance for the Quarter Ended June 30, 2023

Net revenue from continuing operations for the quarter ended June 30, 2023, was $3.5 million, compared to $2.9 million in the corresponding period in 2022, an increase of 24%.

Net loss from continuing operations for the quarter ended June 30, 2023, was $0.4 million, compared to $0.7 million during the same period in 2022. The decrease in net loss from continuing operations was driven by increased revenue and gross margins and decreased research and development costs due to the sale and cessation of our pathogen detection and HDF business areas, respectively.

Adjusted EBITDA from continuing operations for the quarter ended June 30, 2023, was ($0.2 million), compared to ($0.4 million) during the same period in 2022.

Cost of goods sold for the quarters ended June 30, 2023, and June 30, 2022 was $1.5 million. Gross margins for the quarter ended June 30, 2023 were 59%, compared with 49% during the same period in 2022.

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

Research and development expenses for the quarter ended June 30, 2023, were $0.2 million, compared with $0.3 million during the quarter ended June 30, 2022. The decrease in net loss from continuing operations was driven by increased revenue and gross margins and decreased research and development costs due to the sale and cessation of our pathogen detection and HDF business areas, respectively.

Depreciation and amortization expenses for the quarter ended June 30, 2023 were approximately $54,000, compared with approximately $51,000 for the corresponding period in 2022.

Selling, general and administrative expenses for the quarter ended June 30, 2023, were approximately $2.2 million compared with approximately $1.9 million for the corresponding period in 2022.

As of June 30, 2023, Nephros had cash and cash equivalents of $4.1 million.

Adjusted EBITDA Definition and Reconciliation to GAAP Financial Measures

Adjusted EBITDA from continuing operations is calculated by taking net loss from continuing operations calculated in accordance with generally accepted accounting principles (“GAAP”) and excluding all interest-related expenses and income, tax-related expenses and income, non-recurring expenses and income, and non-cash items, including depreciation, amortization, and non-cash compensation. The following table presents a reconciliation of Adjusted EBITDA from continuing operations to net loss from continuing operations, the most directly comparable GAAP financial measure, for the second quarter of the 2023 and 2022 fiscal years:

	Three Months Ended June 30,
	2023	2022
	(in $ thousands)
Reconciliation of net loss from continuing operations:
Net loss from continuing operations	(433)	(747)

Adjustments:
Depreciation of property and equipment	10	20
Amortization of other assets	44	41
Interest expense	-	6
Interest income	(13)	(1)
Non-cash stock-based compensation	194	258

Adjusted EBITDA loss from continuing operations	(198)	(423)

Nephros believes that Adjusted EBITDA from continuing operations provides useful information to management and investors regarding certain financial and business trends relating to Nephros’ financial condition and results of operations. Management does not consider Adjusted EBITDA from continuing operations in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA from continuing operations is that it excludes significant expenses and income that are required by GAAP to be recognized in Nephros’ financial statements. In addition, Adjusted EBITDA from continuing operations is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining Adjusted EBITDA from continuing operations. To compensate for these limitations, management presents Adjusted EBITDA from continuing operations in connection with net income loss from continuing operations, the most directly comparable GAAP financial measure. Nephros urges investors to review the reconciliation of Adjusted EBITDA from continuing operations to net income loss from continuing operations and not to rely on any single financial measure to evaluate the business.

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

Conference Call Today at 4:30pm ET

Nephros will host a conference call today at 4:30pm ET, during which management will discuss Nephros’ financial results and provide a general business overview.

Participants may dial into the call as follows:

Domestic access: 1 (844) 808-7106

International access: 1 (412) 317-5285

Upon joining, please ask to be joined into the Nephros conference call.

An audio archive of the call will be available shortly after the call on the Nephros Investor Relations page.

Alternatively, a replay of the call may be accessed until August 16, 2023 at 1 (877) 344-7529 or 1 (412) 317-0088 for international callers and entering replay access code: 1827043.

About Nephros

Nephros is committed to improving the human relationship with water through leading, accessible technology. We provide innovative water filtration products and services, along with water-quality education, as part of an integrated approach to water safety. Nephros goods serve the needs of customers within the healthcare and commercial markets, offering both proactive and emergency solutions for water management.

For more information about Nephros, please visit nephros.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding Nephros’ expected future revenue, gross margins, cash flows and expectations on achieving and maintaining positive cash flow and profitability, including the timing thereof, and other future financial performance, and other statements that are not historical facts, including statements that may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including inflationary factors and general economic conditions, changes in business and competitive conditions, the availability of capital when needed, dependence on third-party manufacturers, distributors and researchers, and regulatory reforms. These and other risks and uncertainties are detailed in Nephros’ reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022, which it may update in Part II, Item 1A – Risk Factors in its Quarterly Reports on Form 10-Q that it has filed or will file hereafter. Nephros does not undertake any responsibility to update the forward-looking statements in this release.

Investor Relations Contacts:

Kirin Smith, President
PCG Advisory, Inc.
(646) 823-8656
ksmith@pcgadvisory.com

Robert Banks, CEO
Nephros, Inc.
(201) 343-5202 x110
robert.banks@nephros.com

Andy Astor, Interim CFO
Nephros, Inc.
(201) 343-5202 x120
andy.astor@nephros.com

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

NEPHROS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

ASSETS	June 30, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$4,060	$3,634
Accounts receivable, net	1,576	1,286
Inventory	2,126	3,153
Prepaid expenses and other current assets	152	188
Total current assets	7,914	8,261
Property and equipment, net	98	116
Lease right-use-of assets	824	984
Intangible assets, net	402	423
Goodwill	759	759
License and supply agreement, net	335	402
Other assets	54	54
TOTAL ASSETS	$10,386	$10,999

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of secured note payable	$-	$71
Accounts payable	302	740
Accrued expenses	572	285
Current portion of lease liabilities	323	316
Total current liabilities	1,197	1,412
Equipment financing, net of current portion	-	1
Lease liabilities, net of current portion	534	705
TOTAL LIABILITIES	1,731	2,118

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value; 5,000,000 shares authorized at June 30, 2023 and December 31, 2022; no shares issued and outstanding at June 30, 2023 and December 31, 2022	-	-
Common stock, $.001 par value; 40,000,000 shares authorized at June 30, 2023 and December 31, 2022; 10,484,932 and 10,297,429 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	10	10
Additional paid-in capital	152,215	148,413
Accumulated deficit	(143,570)	(142,831)
Subtotal	8,655	5,592
Noncontrolling interest	-	3,289
TOTAL STOCKHOLDERS’ EQUITY	8,655	8,881
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,386	$10,999

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

NEPHROS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2023	2022
Net revenue:
Product revenues	$3,537	$2,837
Royalty and other revenues	8	13
Total net revenues	3,545	2,850
Cost of goods sold	1,466	1,455
Gross margin	2,079	1,395
Operating expenses:
Selling, general and administrative	2,239	1,885
Research and development	221	273
Depreciation and amortization	54	51
Total operating expenses	2,514	2,209
Operating loss from continuing operations	(435)	(814)
Other (expense) income:
Interest expense	-	(6)
Interest income	13	1
Other (expense) net	(11)	72
Total other expense:	2	67
Loss from continuing operations	(433)	(747)
Net loss from discontinued operations	-	(390)
Net loss	(433)	(1,137)
Less: Undeclared deemed dividend attributable to noncontrolling interest	-	(66)
Net loss attributable to Nephros Inc. shareholders	$(433)	$(1,203)

Net loss per common share, basic and diluted from continuing operations	$(0.04)	$(0.07)
Net loss per common share, basic and diluted from discontinued operations	-	(0.04)
Net loss per common share, basic and diluted	$(0.04)	$(0.11)
Net loss per common share, basic and diluted, attributable to continuing noncontrolling interest	-	(0.01)

Net loss per common share, basic and diluted, attributable to Nephros, Inc, shareholders	$(0.04)	$(0.12)
Weighted average common shares outstanding, basic and diluted	10,297,429	10,299,148

Comprehensive loss:
Net loss	$(433)	$(1,137)
Other comprehensive loss, foreign currency translation adjustments, net of tax	-	-
Comprehensive loss	(433)	(1,137)
Comprehensive loss attributable to continuing noncontrolling interest	-	(66)
Comprehensive loss attributable to Nephros, Inc. shareholders	$(433)	$(1,203)

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